EXHIBIT A

                             JOINT FILING AGREEMENT

In accordance with Rule 13d-1 (k) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Ordinary Shares of Arel Communications and Software Ltd. and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings.

In evidence thereof, the undersigned, being duly authorized, hereby execute this agreement this 23rd day of November 2005.





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                                                      Hagit and Shimon Klier


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                                                            Zvi Klier


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                                                            Niri Klier


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                                                            Udi Klier


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                                                            Noam Klier


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                                                          Rachel Bin-nun